UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 12, 2009

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Briar Hollow Lane, Suite 500W Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition

On May 12, 2009, Nevada Gold & Casinos, Inc. (the “Company”) announced that it has completed its acquisition of three casinos in the state of Washington. The casinos are the Crazy Moose Casino, located in Pasco, the Coyote Bob's Roadhouse Casino, located in Kennewick, and the Crazy Moose Casino, located in Mountlake Terrace in close proximity to Seattle. The Company purchased the three casinos from Crazy Moose Casino, Inc., Crazy Moose Casino II, Inc., Coyote Bob’s Casino, Inc. and Gullwing III, LLC (collectively, the “Sellers”) for $15.75 million, $11.75 million of which was paid in cash and $4 million by a promissory note issued by the Company to the Sellers. The casinos are currently generating approximately $3.0 million in cash flow annually.

Item 9.01.   Financial Statements and Exhibits

The acquired casinos’ financial statements to be filed pursuant to this item will be filed within the required period.

The press release dated May 12, 2009 is filed herewith.

(c)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:
99.1	Press Release dated May 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: May 18, 2009	By:	/s/ Ernest E. East
Ernest E. East
Senior Vice President

INDEX TO EXHIBITS

Item	Exhibit
99.1	Press Release dated May 12, 2009.